UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2023

Bright Health Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

8000 Norman Center Drive Suite 900, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)

(612) 238-1321

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 29, 2023, Bright Health Group, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “SPA”) by and among Molina Healthcare, Inc., a Delaware corporation (“Molina”), Bright Health Company of California, Inc., a California corporation (“BHCC”), Central Health Plan of California, Inc., a California corporation (“CHP”), Universal Care, Inc. d/b/a Brand New Day, a California corporation (“BND”), and the Company, pursuant to which, among other things, BHCC agreed to sell to Molina all of its shares of capital stock in CHP and BND (collectively, the “Shares”).

On December 13, 2023, the Company, Molina, BHCC, CHP and BND entered into an amendment to the SPA (the “Amendment”), pursuant to which, the parties agreed, among other things, (1) that the aggregate purchase price for the Shares would be changed to $500 million in cash, subject to certain purchase price adjustments; (2) to eliminate and waive certain conditions precedent to closing; and (3) to modify the Adjustment Escrow (as defined in the SPA) and increase it to an aggregate amount of $100 million (the “Adjustment and Consolidation Escrow”), and condition its release to the Company upon either (i) a successful consolidation of BND into CHP or (ii) receipt by BND of a Part D Summary Rating for its Part D operations for contract year 2025 of at least 3 Stars from the Centers for Medicare and Medicaid Services, subject to certain purchase price adjustments, as described in the Amendment. The Company has received all regulatory approvals required to complete the transaction and anticipates that the transaction will close on or about January 1, 2024.

Other than as expressly modified by the Amendment, the SPA, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 30, 2023, remains in full force and effect. The foregoing summary of the Amendment does not purport to be complete and is qualified and superseded in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	Amendment to Stock Purchase Agreement, dated as of December 13, 2023, among Bright Health Company of California, Inc., Universal Care, Inc., Central Health Plan of California, Inc., Bright Health Group, Inc. and Molina Healthcare, Inc.
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	December 18, 2023	By:	/s/ Jeff Craig
		Name: Title:	Jeff Craig General Counsel and Corporate Secretary